Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement Numbers 33-89692, 33-53852 and 33-67644 of Danskin, Inc. And Subsidiaries on Form S-8 of our report dated March 14, 1997 (except for Note 11 for which the date is March 27, 1997) appearing in and incorporated by reference in this Annual Report on form 10-K of Danskin, Inc. And Subsidiaries for the year ended December 28, 1996.




DELOITTE & TOUCHE LLP
New York, New York


March 28, 1997